A-94/8, Wazirpur Industrial Area,

Main Ring Road, Delhi-110052

+91 11 45596689

Web : www.ajsh.in

E-mail : info@ajsh

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in the registration statement under The Securities Act of 1933 i.e, Form S-1 of Medinotec Inc. and its subsidiary (collectively, the “Company”) of our report dated June 2, 2022, with respect to the Financial Statements of the Company for the period from April 26, 2021 to February 28, 2022 and the related notes to the financial statements.

AJSH & Co LLP

June 2, 2022

New Delhi, India